Exhibit 14(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of SunAmerica Series Trust of our report dated March 28, 2024, relating to the financial statements and financial highlights of SA MFS Blue Chip Growth Portfolio, which appears in SunAmerica Series Trust’s Annual Report on Form N-CSR for the year ended January 31, 2024. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas
December 13, 2024